SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ---------------


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     December 3, 2002


                             TRAVELSHORTS.COM, INC.
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Washington                   0-31679                  54-0231483
---------------------------------------------------------------------------
      (State or other        (Commission File Number)      (I.R.S. Employer
      jurisdiction of                                     Identification No.)
      incorporation)

                          3235 W. 4th Avenue, Suite 101
                             Vancouver, B.C. V6K 1R8
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code: ( )


                 Suite 310, The Pemberton Bldg.
                    744 West Hastings Street
                    Vancouver, B.C. V6C 1A5
-----------------------------------------------------------------
 (Former Name or Former Address, if Changed Since Last Report)

Item 1    Changes in control of registrant.  See Item 2 of this report.

Item 2    Acquisition or disposition of assets

     On December 3, 2002 Travelshorts.com, Inc. (the "Company") acquired all of the issued and outstanding equity securities of SETI Corp. ("SETI") in exchange for 16,691,205 shares of the Company's common stock of the Company.

In connection with this acquisition, Robert Sawatzki resigned as an officer and director of the Company and was replaced by Kelly Fielder, the President of SETI. Mr. Fielder is now the Company's President and Chief Executive Officer, as well as a director of the Company.

SETI (www.needle-ease.com) is a Delaware corporation based in Oxford, Mississippi that has an exclusive license to develop, manufacture and sell the Needle-Ease(TM) device. The patented Needle-Ease(TM) device provides both the health care professional and the personal user with a safe, convenient, environmentally friendly and cost-effective method for the elimination of used needles and the prevention of needlestick injuries.

The danger of needlestick injuries lies in the transfer of bloodborne pathogens, including Hepatitis B, Hepatitis C, and HIV. As a result, people accidentally being stuck with a needle are potentially exposed to these serious and fatal infections. The World Health Organization (WHO) estimates the number of needlestick injuries worldwide to be 4 million annually and the National Institute of Occupational Safety and Health (NIOSH) estimates that 600,000 to 800,000 needlestick injuries occur annually in the United States alone. "Though most organizations believe they are doing what is necessary to prevent injuries, needlestick and sharps injuries continue to occur," says Nancy Quick, CSP, CIH, compliance assistance specialist, Occupational Safety and Health Administration
(OSHA). The Needlestick Safety and Prevention Act, passed unanimously by Congress and signed into law on November 6, 2000, recognizes the importance and urgency of dealing with needlestick injuries.

The Needle-Ease(TM) device is a portable battery-operated incineration system that uses an electric current to disintegrate needles. The resultant temperature of 5,432(degree)F (3,000(degree)C) reduces the steel needle to ashes in a matter of seconds. This ash is free of contamination and the needle is eliminated from the waste stream. The Needle-Ease(TM) device has been approved by the Food and Drug Administration (FDA) as a modified needle destruction device.

The Agreement relating to the acquisition of SETI provided prior to the closing 7,500,000 shares of the Company's common stock would be returned to the Company and cancelled.

During the twelve months ended December 31, 2001, and the nine months ended September 30, 2002, SETI did not sell any Needle-Ease devices. SETI anticipates that it will begin full-scale marketing its Needle-Ease devices in 2003.

As a result of the acquisition of SETI and the cancellation of the shares described above, the Company, as of December 3, 2002, had 25,882,410 outstanding shares of common stock.

The following persons are the principal shareholders of the Company's common stock as of December 3, 2002.

                                 Shares            Percentage
      Name                       Owned             Ownership

      Kelly Fielder            4,900,170               19%

      Spectrum Meditech Inc.   3,062,606               12%

      Mick Kolassa             3,062,606               12%

(1) Mr. Fielder is a controlling person of Spectrum Meditech, Inc. and may be considered the beneficial owner of these shares.

Kelly Fielder has been an officer and director of SETI since its inception in September 2001. Mr. Fielder was an officer and director of Armagh Group Inc. (formerly named Sharps Elimination Technologies, Inc.) between March and September 2002. Mr. Fielder is also the President of IRG Services Ltd. ("IRG"), an investor relations firm based in Vancouver, B.C. which he formed in 1996. IRG provides investor relation and corporate finance services to publicly listed companies in North America. Between 1997 and July 1998 Mr. Fielder was Vice President of Development of Millenium Medical Supply, Inc. Mr. Fielder received a Bachelor of Arts from Simon Fraser University, Burnaby, B.C.

Item 7.  Exhibits

(a)   Exhibits

      Exhibit
      Number                  Description

         2                    Stock Purchase Agreement

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    TRAVELSHORTS.COM, INC.



Date:  December 10, 2002            /s/ Kelly Fielder
                                    -----------------------------------------
                                    Kelly Fielder, President